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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into USA Education, Inc.'s, previously filed Registration Statement No. 333-33577, Registration Statement No. 333-33575, Registration Statement No. 333-44425, Registration Statement No. 333-38391, Registration Statement No. 333-53631, Registration Statement No. 333-83941, and Registration Statement No. 333-46056.

/s/ ARTHUR ANDERSEN LLP

Vienna, VA
March 30, 2001